UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2017

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 8.01 Other Events.

Reverse Stock Split:

On June 14, 2017, the shareholders of Pendrell Corporation (the "Company") approved a 1-for-100 reverse stock split (the "Reverse Stock Split") of the Company’s shares of Class A common stock (the "Class A Stock") and Class B common stock, as a result of which each shareholder owning of record fewer than 100 shares of Class A Stock before the Reverse Stock Split will have such shares cancelled and converted into the right to receive a cash payment equal to the greater of $6.55 per share (the "Floor Price") or the average closing price of the Class A Stock for the twenty trading days preceding the effective date of the Reverse Stock Split (the "Pricing Window").

On October 31, 2017, the Company’s board of directors (the "Board") clarified that the average trading price during the Pricing Window will be the weighted average of the closing prices of the Class A Stock on the twenty trading days preceding the Reverse Stock Split, determined by (i) multiplying each day’s reported closing price by the number of shares traded on NASDAQ during such day, (ii) summing the total of the daily multiples, and (iii) dividing by the total number of shares traded on NASDAQ during the Pricing Window. Also on October 31, 2017, the Board recognized that the current Floor Price is equal to the price paid by the Company to purchase Class A Stock from a significant shareholder in March 2017, and that the Company more recently purchased 200,000 shares of Class A Stock from another significant shareholder at a price of $6.73 per share. The Board therefore amended the terms of the Reverse Stock Split to increase the Floor Price from $6.55 per cancelled share to $6.73 per cancelled share.

Contemporaneously with the filing of this current report on Form 8-K, the Company is filing with the Securities and Exchange Commission an amendment to the Schedule 13E-3 filed on September 22, 2017. Shareholders may obtain a copy of the Schedule 13E-3, as amended, at the SEC’s website at www.sec.gov.

Potential Dividend:

The Company is a personal holding company for 2017, as defined by Section 542 of the Internal Revenue Code. Therefore, any positive 2017 personal holding company income ("PHCI") generated by the Company that is not distributed as a dividend to Company shareholders will be subject to a 20% federal income tax that cannot be offset by the Company’s carryforward net operating losses. On October 31, 2017, the Board assessed the Company’s financial position for 2017, recognized the likelihood of positive PHCI for 2017, and therefore determined that the Company may, prior to the end of 2017, declare a dividend to shareholders, payable in 2017, rather than incur personal holding company tax. The Board also determined that the Company will not declare a dividend in 2017 if the Company’s estimated 2017 PHCI (measured no earlier than November 30, 2017) would yield less than $0.06 per share, measured prior to the Reverse Stock Split, or $6.00 per share, measured after the Reverse Stock Split.

Forward-Looking Statements: This current report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "may," "will," "could," "should," "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions, and include statements relating to the anticipated Reverse Stock Split, the Company’s anticipated PHCI for 2017, or a possible future dividend declaration. Forward-looking statements included in this report are based on information available to the Company on the date of this report. Such forward-looking statements involve assumptions, risks, uncertainties and other factors that could cause actual events to differ materially from those matters expressed in or implied by such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

November 1, 2017	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary